                                                                   Exhibit 99(b)

                                    FORM 11-K
             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
For the fiscal year ended December 31, 1997
                          ------------------------------------------------------
                                                     OR
[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
For the transition period from ______________________ to _______________________

Commission file number    0-3488
                          ------





                               EFTEC Savings Plan






                               H.B. FULLER COMPANY
                   1200 Willow Lake Boulevard, P.O. Box 64683
                         St. Paul, Minnesota 55164-0683

Financial Statements and Exhibits


(a) Financial Statements:                                        Page Number(s)
                                                                 --------------

           Report of Independent Accountants                     F-1

           Statement of Net Assets Available for Benefits
             as of December 31, 1997                             F-2

           Statement of Changes in Net Assets Available for
             Benefits for the period ended December 31, 1997     F-3

           Notes to Financial Statements                         F-4 - F-6

           Additional Information
             Schedule 1 - Schedule of Investments Held           F-7
             Schedule 2 - Schedule of Reportable Transactions    F-8

           Signature Page                                        F-9

(b)    Exhibits:

           Consent of Independent Accountants                    E-1

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------



To the Participants and Administrator
 of the EFTEC Savings Plan

In our opinion, the accompanying statements of net assets available for benefits and related statements of changes in net assets available for benefits presents fairly, in all material respects, the net assets available for benefits of the EFTEC Savings Plan at December 31, 1997, and the changes in net assets available for benefits for the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic
financial statements taken as a whole.   The additional information included in
schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The Fund Information in the statement of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. Schedules 1 and 2 and the Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Price Waterhouse LLP
Minneapolis, Minnesota
March 17, 1998


                                                        EFTEC SAVINGS PLAN
                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                                                         DECEMBER 31, 1997

                                                                 FUND INFORMATION
                                          -----------------------------------------------------------
                                          H.B. FULLER    MONEY                              SMALL
                                            COMMON      MARKET      INDEX      BALANCED    COMPANY
ASSETS                                    STOCK FUND     FUND        FUND        FUND     GROWTH FUND    TOTAL
------                                    ----------   --------   ----------   --------   -----------  ----------
Investments at Fair Value:

Securities of Affiliated Organization -
  Common Stock of H. B. Fuller Company
  (71,647 shares; cost $3,841,884)        $3,546,527                                                 $3,546,527

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (51,119 units;
      cost $1,905,987)                                            $2,097,399                          2,097,399
  Norwest Growth Balanced Fund
    Norwest Bank (36,758 units;
      cost $868,201)                                                           $945,792                 945,792
  Norwest Small Company Growth Fund
    Norwest Bank (11,037 units;
      cost $349,576)                                                                      $ 357,935     357,935

Norwest Short-Term Investment
  Fund (924,736 units;
    cost $924,736)                           171,105   $758,231         (878)    (2,048)    (1,674)     924,736
                                          ----------   --------   ----------   --------   --------   ----------

Total Investments                          3,717,632    758,231    2,096,521    943,744    356,261    7,872,389

Accrued Contributions                                   191,612                                         191,612
Other Assets                                     791     10,548                                          11,339
                                          ----------   --------   ----------   --------   --------   ----------

Total Assets                              $3,718,423   $960,391   $2,096,521   $943,744   $356,261   $8,075,340
                                          ==========   ========   ==========   ========   ========   ==========

PLAN EQUITY
-----------

Plan Equity                                3,718,423    960,391    2,096,521    943,744    356,261    8,075,340
                                          ----------   --------   ----------   --------   --------   ----------

Total Plan Equity                         $3,718,423   $960,391   $2,096,521   $943,744   $356,261   $8,075,340
                                          ==========   ========   ==========   ========   ========   ==========

See accompanying Notes to Financial Statements.


                                                        EFTEC SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                                                  INCEPTION TO DECEMBER 31, 1997


                                                                 FUND INFORMATION
                                          -----------------------------------------------------------
                                          H.B. FULLER   MONEY                               SMALL
                                            COMMON      MARKET      INDEX      BALANCED    COMPANY
                                          STOCK FUND     FUND        FUND        FUND     GROWTH FUND    TOTAL
                                          ----------   --------   ----------   --------   -----------  -------
Income:
  Dividends                               $   25,954              $   32,309   $ 21,579              $  79,842
  Interest                                     4,197   $ 23,837                                         28,034
                                          ----------   --------   ----------   --------              ----------

     Total Investment Income                  30,151     23,837       32,309     21,579                107,876

Realized Gain on the Sale and
   Distribution of Investments                   161                 194,345     53,300   $ 49,614     297,420
Changes in Unrealized Appreciation /
  (Depreciation) of Investments             (295,357)                191,412     77,591      8,359     (17,995)
                                          ----------   --------   ----------   --------   --------   ----------

     Total Fund Income                      (265,045)    23,837      418,066    152,470     57,973      387,301
                                          ----------   --------   ----------   --------   --------   ----------

Contributions:
  By employees                               134,471    122,505      147,666     61,399     40,365      506,406
  By participating employer                   55,739    107,173       49,363     19,626     14,078      245,979
  Transfers from other plans               3,852,772    582,257    1,512,490    771,217    244,321    6,963,057
                                          ----------   --------   ----------   --------   --------   ----------

     Total Contributions                   4,042,982    811,935    1,709,519    852,242    298,764    7,715,442
                                          ----------   --------   ----------   --------   --------   ----------

Cash Transferred between Funds               (48,978)   132,743      (27,674)   (58,342)     2,251           --
                                          ----------   --------   ----------   --------   --------   ----------

Total Increase in Plan Equity              3,728,959    968,515    2,099,911    946,370    358,988    8,102,743

Decreases in Plan Equity Attributed to
  Withdrawals                                (10,462)    (7,542)      (3,390)    (2,626)    (2,727)     (26,747)
  Administrative Expenses                        (74)      (582)                                           (656)
                                          ----------   --------   ----------   --------   --------   ----------

Net Increase in Plan Equity                3,718,423    960,391    2,096,521    943,744    356,261    8,075,340

Plan Equity at Beginning of Period                --         --           --         --         --           --
                                          ----------   --------   ----------   --------   --------   ----------

Plan Equity at End of Period              $3,718,423   $960,391   $2,096,521   $943,744   $356,261   $8,075,340
                                          ==========   ========   ==========   ========   ========   ==========

See accompanying Notes to Financial Statements.

                              EFTEC SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS



(1)  Summary of Significant Accounting Policies
     ------------------------------------------

The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles.

The fair values of the EFTEC Savings Plan (the Plan) investments in common stock of H.B. Fuller Company are based on published quotations. The fair values of investments in securities of unaffiliated issuers are based on fair values supplied by the Trustee (Norwest Bank). Realized gains or losses reflect all differences between sales proceeds and historical cost of units sold, on an average cost basis. Securities transactions are recorded on the trade date.

EFTEC North America, L.L.C. (the Employer and the Company) pays for administrative costs of the Plan. Investment management fees are allocated to participant accounts.

(2)  Summary Description of the Plan
     -------------------------------

The Plan was established February 13, 1997 and became effective April 1, 1997. The Plan merged assets from separate plans formerly sponsored by H.B. Fuller Company and EMS-TOGO Corporation. Former plans included the H.B. Fuller Company Thrift Plan, the H.B. Fuller Profit-Share Plus Plan and the EMS-TOGO Corporation 401(k) Investment Plan. Assets transferred from the respective plans were $5,858,118, $464,119, and $640,820. The Plan receives pre-tax contributions from participant payroll deductions with discretionary Employer matching and discretionary Employer profit-sharing. The Plan is intended to qualify under Internal Revenue Code section 401(a) and to satisfy the requirements of Code sections 401(k) and 401(m).

As of December 31, 1997, there were 158 Plan participants.

Although it has no intention to do so, EFTEC may, at any time, by action of its Board of Directors, terminate the Plan or discontinue contributions. Upon termination or discontinuance of contributions, all participants' accounts will become fully vested and nonforfeitable.

(a)  Pre-Tax and Matching Contributions

All United States EFTEC employees, excluding members of collective bargaining units whose contracts do not provide for participation, are eligible to make pre-tax contributions to the Plan after six months of employment. Regular part-time employees are eligible to participate after twelve months.

The Employer matches 100% of an employees pre-tax contribution, up to 3% of the employee's compensation. To participate, an employee must agree to make contributions equal to 1% of pre-tax compensation up to a maximum of 10% of pre-tax compensation for highly compensated participants and 15% for non-highly compensated participants. In 1997, a participant could elect to contribute up to a limit of $9,500.

A participant's contribution, and the allowable employer match, may be invested in any combination of the following investment funds: H.B. Fuller Common Stock Fund, Money Market Fund, Index

                               EFTEC SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS


Fund (S & P 500), Balanced Fund, and Small Company Growth Fund. A participant's investment option for past and future contributions can be changed daily, by calling the Trustee's on-line customer services.

The number of participants in each fund at December 31, 1997:

     Company Common Stock Fund    145
     Money Market Fund             55
     Index  Fund                  107
     Balanced Fund                 73
     Small Company Growth Fund     48

A participant's voluntary contribution percentage amount can be changed or suspended once a month, by calling the Trustee's on-line service prior to month-end. Suspensions must be made for a minimum of six months. Employer contributions to the Plan cease during the suspension period.

Participants' contributions are fully vested. Employer contributions become fully vested after five years of service, or upon age 65, disability, death or permanent facility closure. Participants who terminate employment with EFTEC forfeit the non-vested portion of the Company's contribution to their accounts. Amounts forfeited are used to reduce subsequent Employer contributions.

Benefits payable to a participant are based upon the fair market value of the vested portion of the participant's account on the valuation date immediately preceding the time for payment. Vested benefits of less than $3,500 for participants terminating employment before retirement will be distributed as soon as administratively practical. Any distributions made to participants before age 55, other than hardship withdrawals, may be subject to tax penalties. Participants who terminate employment after attaining age 55, and have vested pension benefits, may elect when to receive a distribution. All participants, including active employees, may elect to receive distributions at age
59 1/2 and must take distributions after attaining age 70 1/2. The amount of benefit paid will be 100% of the portion of the account attributable to the participant's own contributions and, if the participant is vested, the portion of the account attributable to the Company's matching contributions. Distribution of a non-retiree participant's account is made in a lump sum. Retired or disabled participants may elect quarterly installment distributions. The investment in the H.B. Fuller Common Stock Fund can be withdrawn in the form of stock at the option of Plan participants.

(b)  Profit Share Plus Contributions

All United States EFTEC employees, excluding members of collective bargaining units whose contracts do not provide for participation, are eligible to receive an annual discretionary contribution based on the profitability of H.B. Fuller Company. Full time employees are eligible to participate upon commencement of their employment with the Company. Regular part-time employees are eligible to participate after twelve months of continuous employment. A participant must be employed by the Company or an affiliated organization on the last day of the Company's fiscal year.

The Company's contribution to a participant's account for the year is determined by H.B. Fuller Company's world-wide return on sales, the participant's pay classification and performance rating. Contributions may range from 0 to 3.5% of the participant's compensation. Participants have the same investment options that are available for their pretax contributions.

                               EFTEC SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS


A participant has a fully vested and nonforfeitable interest in his or her account after completing five years of continuous service for the Company, or upon age 65, disability, or death. A participant whose employment terminates prior to completion of five years of service has a 50% vested interest. The non-vested portion of a terminated participant's account will be forfeited after the participant has a break in service of five full years. The forfeited account balance is used to reduce the Employer's contributions.

Distribution of a participant's account is made as described above for matching contributions.

(3)  Unrealized Appreciation/(Depreciation) of Investments
     -----------------------------------------------------

The unrealized appreciation/(depreciation) of investments was as follows:

                            H.B. FULLER                                                  SMALL CO
                              COMMON                                  BALANCED            GROWTH
                             STOCK FUND          INDEX  FUND            FUND               FUND               TOTAL
                             -----------         -----------           -------           --------            --------
Change during the period
 ended December 31, 1997     $(295,357)            $191,412            $77,591             $8,359            $(17,995)
                             ---------             --------            -------             ------            --------
Unrealized
 apprec/(deprec)
 at December 31, 1997        $(295,357)            $191,412            $77,591             $8,359            $(17,995)
                             =========             ========            =======             ======            ========


(4)    Realized Gains
       --------------

During the year ended December 31, 1997, realized gains resulting from the sale and distribution of investments were as follows:

                                     H.B. FULLER                                SMALL CO
                                       COMMON                      BALANCED     GROWTH
                                     STOCK FUND      INDEX  FUND     FUND        FUND         TOTAL
                                     ----------      -----------   --------    --------      --------
Aggregate proceeds                        $161       $264,826     $145,023      $101,213     $511,223
Aggregate average cost                      --         70,481       91,723        51,599      213,803
                                          ----       --------     --------      --------     --------
  Realized gain                           $161       $194,345     $ 53,300      $ 49,614     $297,420
                                          ====       ========     ========      ========     ========


(5)  Federal Income Taxes
     --------------------

The Employer intends to request an initial determination letter from the Internal Revenue Service in 1998 to establish the Plan's qualification under
Section 401(a) of the Internal Revenue Code. It is the opinion of the Employer that the Plan meets the requirements for qualification under applicable provisions of the Code and is, therefore, not subject to tax.

A participant is not subject to federal income taxes on the pre-tax contribution, on the Company's matching contribution, or on the earnings of the account until a withdrawal is made or distribution is received from the account. During employment, a participant is entitled to make a withdrawal from the account upon showing financial hardship.


                                                                                                                       Schedule 1
                                                                                                                       ----------
                                                       EFTEC SAVINGS PLAN
                                                  Schedule of Investments Held
                                                        December 31, 1997

Identity of Issuer,
Borrower or                                                              Units/                                       Fair
Similar Party                            Description                     Shares                Cost                  Value
------------------------    --------------------------------------   ----------------   --------------------   -------------------
Norwest Bank                H.B. Fuller Common Stock Fund
                              Common Stock                                    71,647             $3,841,884            $3,546,527

Norwest Bank                H.B. Fuller Common Stock Fund
                              Investment Fund                                171,105                171,105               171,105

                                                                     ----------------   --------------------   -------------------
                                                                             242,752              4,012,989             3,717,632
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Money Market Fund
                              Investment Fund                                758,231                758,231               758,231
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Index Fund
                              Common Stock                                    51,119              1,905,988             2,097,399

Norwest Bank                Index Fund
                              Cash - Non-Interest Bearing                       (878)                  (878)                 (878)

                                                                     ----------------   --------------------   -------------------
                                                                              50,241              1,905,110             2,096,521
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Balanced Fund
                              Common Stock                                    36,758                868,201               945,792

Norwest Bank                Balanced Fund
                              Cash - Non-Interest Bearing                     (2,048)                (2,048)               (2,048)

                                                                     ----------------   --------------------   -------------------
                                                                              34,710                866,153               943,744
                                                                     ----------------   --------------------   -------------------

Norwest Bank                Small Company Growth Fund
                              Common Stock                                    11,037                349,576               357,935

Norwest Bank                Small Company Growth Fund
                              Cash - Non-Interest Bearing                     (1,674)                (1,674)               (1,674)

                                                                     ----------------   --------------------   -------------------
                                                                               9,363                347,902               356,261
                                                                     ----------------   --------------------   -------------------

                            Total Investments at End of Plan Year                                $7,890,385            $7,872,389
                                                                                        ====================   ===================

Note: The above data is based upon information which has been certified as complete and accurate by Norwest Bank.


                                                                                                                          Schedule 2
                                                                                                                          ----------

                                                        EFTEC SAVINGS PLAN
                                               Schedule of Reportable Transactions*
                                                   Year ended December 31, 1997


5% of series of transactions by security issue:

                                          Number of                Total dollar amount
                                     ------------------    -----------------------------------------        Net gain
             Security issue          Purchases    Sales       Purchases               Sales                 or (loss)
------------------------------       ---------    -----    ------------------    -------------------     -----------------
H.B. Fuller Common Stock Fund,
  Investment Fund                       64         16           $317,778               $146,673                  $     0

Money Market Fund,
  Investment Fund                       60          7           $807,675               $ 49,445                  $     0

Index Fund,
  Common Stock                          61          7           $745,284               $ 91,308                  $15,996

Balanced Fund,
  Common Stock                          56          7           $266,988               $ 74,800                  $10,023

Small Company Growth Fund,
  Common Stock                          58          5           $226,162               $ 62,224                  $10,241


*Transactions or series of transactions in excess of 5% of the current value of the Plan's assets as of December 31, 1997, as defined in Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

Note: The above data is based upon information which has been certified as complete and accurate by Norwest Bank.

Parties in Interest: Norwest Bank - Trustee; EFTEC - Administrator; H.B. Fuller Company

                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    EFTEC SAVINGS PLAN


                                    EFTEC North America, L.L.C.



Dated:  April 13, 1998              By:  /S/ Todd Mestad
                                         ---------------
                                         Todd Mestad
                                         Director of Benefits

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24703) of H.B. Fuller Company of our report dated March 17, 1998 appearing on page F-1 of this Form 11-K.



Price Waterhouse LLP
Minneapolis, Minnesota
April 8, 1998



                                      E-1